SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 15, 2000

                       AMERISERVE FOOD DISTRIBUTION, INC.
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                   000-19367                75-2296149
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification Number)


                              15305 DALLAS PARKWAY
                                ADDISON, TX 75001
               (Address of principal executive offices) (zip code)

                                 (972) 364-2000
             ------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

On August 15, 2000, AmeriServe Food Distribution, Inc. announced the closing of the sale of its Equipment Division assets. AmeriServe had previously disclosed that the United States Bankruptcy Court in Wilmington, Del. had approved the sale of AmeriServe's Equipment Division assets to North Texas Opportunity Fund LP, for $26 million. North Texas was the successful bidder at the auction conducted by AmeriServe.

On August 15, 2000, AmeriServe also announced that it has signed a definitive agreement to sell the stock of its foodservice distribution business in Canada to a company wholly-owned by Prizsm Brandz LP, a Canadian limited partnership, for slightly in excess of U.S. $1 million, subject to approval by the U.S. Bankruptcy Court.

Item 7.      Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)          Financial statements of businesses acquired.

             Not Applicable

(b)          Pro forma financial information.

             Not Applicable

(c)          Exhibits.

             Exhibits 99.11 and 99.12 --  Press Releases dated August 15, 2000


                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                            AMERISERVE FOOD DISTRIBUTION, INC.


                                            By:/s/ KEVIN J. ROGAN
                                               ---------------------------------
                                            Name:  Kevin J. Rogan
                                            Title: Senior Vice President,
                                                   General Counsel and Secretary

Date: August 16, 2000